                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                  FORM 8-K/A



                                CURRENT REPORT

                               _________________

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 30, 1998

                            BOSTON PROPERTIES, INC.
            (Exact name of Registrant as specified in its Charter)


                                   Delaware
                           (State of Incorporation)


1-13087                                                04-2473675
(Commission File Number)                               (IRS Employer Id. Number)


8 Arlington Street
Boston, Massachusetts                                                 02116
(Address of principal executive offices)                              (Zip Code)



                                 (617) 859-2600
              (Registrant's telephone number, including area code)

Item 5    Other Events

This Form 8-K/A is being filed pursuant to the rules governing the reporting of transactions on Form 8-K, under Rule 3-14 of Regulation S-X, to update through December 31, 1997, the interim unaudited financial statements for the nine months ended September 30, 1997, previously filed on the Current Report on Form 8-K for the Mulligan/Griffin Portfolio dated November 26, 1997 and on the Current Report on Form 8-K/A for Riverfront Plaza dated October 23, 1997.

Item 7    Financial Statements and Exhibits

The following financial statements are being filed in connection with the acquisition of Riverfront Plaza, Richmond, Virginia, which closed on January 22, 1998; the acquisition of the Mulligan/Griffin Portfolio, which closed on February 2, 1998; the acquisition of the Carnegie Center Portfolio, East Brunswick and Princeton, New Jersey, which closed on June 30, 1998: the acquisition of the Prudential Center, Boston, Massachusetts, which closed on July 2, 1998; and the acquisition of Metropolitan Square, Washington, D.C., which closed on July 10, 1998. This Form 8-K/A is being filed to amend (i) the Current Report on Form 8-K filed by the Registrant on July 15, 1998; (ii) the Current Report on Form 8-K filed by the Registrant on July 17, 1998; and (iii) the Current Report on Form 8-K filed by the Registrant on July 27, 1998.

The agreements made in connection with the transactions referenced above, were negotiated at arms length between the Registrant and representatives of the transferors. Neither the Registrant, any subsidiary of the Registrant nor any director or officer of the Registrant was affiliated with or had a material relationship with the transferors. In determining the price to purchase the Acquired Properties (as defined in the attached financial statements) the Registrant evaluated various factors, including, among others, the existing leases, which are the primary source of revenue, the occupancy rates, the competitive nature of the markets and comparative rental rates. Current and anticipated operating expenses, maintenance and repair costs, real estate taxes and capital improvement requirements were also evaluated. After reasonable inquiry, the Registrant is not aware of any material fators (other than those stated above) which would cause the reported financial information not to be indicative of future operating results.

(a) Financial Statements under Rule 3-14 of Regulation S-X.

Statement of Revenue over Certain Operating Expenses of Riverfront Plaza for the year ended December 31, 1997.

Statement of Revenue over Certain Operating Expenses of the Mulligan/Griffin Portfolio for the year ended December 31, 1997.

Statement of Revenue over Certain Operating Expenses of the Carnegie Center Portfolio for the year ended December 31, 1997 and (unaudited) for the period from January 1, 1998 to June 29, 1998.

Statement of Revenue over Certain Operating Expenses of the Prudential Center for the year ended December 31, 1997 and (unaudited) for the six months ended June 30, 1998.

Statement of Revenue over Certain Operating Expenses of Metropolitan Square for the year ended December 31, 1997 and (unaudited) for the six months ended June 30, 1998.

(b) Pro Forma Financial Statements

Pro Forma Consolidated Balance Sheet as of June 30, 1998 (unaudited).

Pro Forma Consolidated and Combined Statements of Operations for the six months ended June 30, 1998 (unaudited) and for the year ended December 31, 1997 (unaudited).

(c) Exhibits

23.1  Consent of PricewaterhouseCoopers LLP, Independent Accountants

                            BOSTON PROPERTIES, INC.
                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         BOSTON PROPERTIES, INC.



                                         /s/ David G. Gaw
                                         -------------------------------------
                                         David G. Gaw,
                                         Chief Financial Officer


Date: August 24, 1998

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Boston Properties, Inc.:

  In our opinion, the accompanying statement of revenue over certain operating expenses of Riverfront Plaza (the "Property") in Richmond, Virginia, presents fairly, in all material respects, the revenue over certain operating expenses (as described in Note 2) of the Property for the year ended December 31, 1997 in conformity with generally accepted accounting principles. This statement is the responsibility of the Property's management; our responsibility is to express an opinion on this statement based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     The accompanying statement of revenue over certain operating expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission, and excludes certain expenses described in Note 2, and therefore is not intended to be a complete presentation of the Property's revenue and expenses.



                                                /s/  PricewaterhouseCoopers LLP


Boston, Massachusetts
August 17, 1998

                               RIVERFRONT PLAZA
                             STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES

                            (dollars in thousands)


                                                           For the
                                                          year ended
                                                       December 31, 1997
                                                       -----------------
Revenue:

     Base rent                                             $14,909
     Recoveries from tenants                                 2,891
     Garage - net                                            2,390
     Other income                                              454
                                                           -------
                                                            20,644
                                                           -------
Certain operating expenses (Note 2):

     Repairs and maintenance                                   752
     Utilities                                               1,498
     General and administrative                                420
     Janitorial and cleaning                                   738
     Security                                                  395
     Insurance                                                 151
     Real estate taxes                                       1,625
                                                           -------
                                                             5,579
                                                           -------
Excess of revenue over certain
  operating expenses                                       $15,065
                                                           =======

         The accompanying notes are an integral part of the statement.

                               RIVERFRONT PLAZA
                         NOTES TO STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES
                            (dollars in thousands)

1.  DESCRIPTION OF THE PROPERTY

    The accompanying statement of revenue over certain operating expenses (the "Statement") includes the operations of an approximately 899,720 square foot Class A office property located in Richmond, Virginia. The Property was acquired by Boston Properties, Inc. on January 22, 1998 from an unrelated third party.

2.  BASIS OF ACCOUNTING

    The accompanying Statement has been prepared on the accrual basis of accounting. The Statement has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for real estate properties acquired or to be acquired. Accordingly, this Statement excludes certain historical expenses not comparable to the operations of the Property after acquisition such as amortization, depreciation, property management fees, certain interest costs, corporate expenses, certain bad debts and certain other costs not directly related to the future operations of the Property.

3.  SIGNIFICANT ACCOUNTING POLICIES

    Rental Revenue

    Rental income is recognized on the straight-line method over the terms of the related leases. The excess of recognized rentals over amounts due pursuant to lease terms is recorded as accrued rent. The impact of the straight-line rent adjustment increased revenue by approximately $10 for the year ended December 31, 1997.

    Risks and Uncertainties

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses
    during the reporting period.   Actual results could differ from those
    estimates.

                               RIVERFRONT PLAZA
                         NOTES TO STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES
                            (dollars in thousands)

4.  DESCRIPTION OF LEASING ARRANGEMENTS


    The commercial and office space is leased to tenants under leases with terms that vary in length. Minimum lease payments excluding reimbursement clauses and renewal options to be received during the next five years and thereafter for noncancelable operating leases in effect at December 31, 1997 are approximately as follows:

    Year Ending
    December 31,
    -----------
          1998................................... $14,889
          1999...................................  13,983
          2000...................................  13,243
          2001...................................  11,389
          2002...................................  10,562
          Thereafter.............................  31,760

    As of December 31, 1997, two tenants occupied approximately 55% of the leasable square feet and represented 54% of total contract base rent.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Boston Properties, Inc.:

  In our opinion, the accompanying statement of revenue over certain operating expenses of the Mulligan/Griffin Portfolio (the "Portfolio") in Greater Washington D.C., presents fairly, in all material respects, the revenue over certain operating expenses (as described in Note 2) of the Portfolio for the year ended December 31, 1997 in conformity with generally accepted accounting principles. This statement is the responsibility of the Portfolio's management; our responsibility is to express an opinion on this statement based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

  The accompanying statement of revenue over certain operating expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission, and excludes certain expenses described in Note 2, and therefore is not intended to be a complete presentation of the Portfolio's revenue and expenses.


                                              /s/  PricewaterhouseCoopers LLP


Boston, Massachusetts
August 14, 1998

                          MULLIGAN/GRIFFIN PORTFOLIO
                             STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES

                            (dollars in thousands)


                                                                For the
                                                              year ended
                                                           December 31, 1997
                                                           -----------------
Revenue:

     Base rent                                                  $25,924
     Recoveries from tenants                                      5,314
                                                                -------
                                                                 31,238
                                                                -------

Certain operating expenses (Notes 2 and 5):

     Repairs and maintenance                                      1,029
     Utilities                                                    2,186
     General and administrative                                      45
     Janitorial and cleaning                                        480
     Security                                                        32
     Insurance                                                      155
     Interest                                                    10,363
     Real estate taxes                                            1,608
                                                                -------
                                                                 15,898
                                                                -------
Excess of revenue over certain operating
  expenses                                                      $15,340
                                                                =======

         The accompanying notes are an integral part of the statement.

                          MULLIGAN/GRIFFIN PORTFOLIO
                         NOTES TO STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES
                            (dollars in thousands)

1.  DESCRIPTION OF THE PORTFOLIO

    The accompanying statement of revenue over certain operating expenses (the "Statement") includes the combined operations of nine office properties known as the Mulligan/Griffin Portfolio (the "Portfolio"), located in the Greater Washington, D.C. area, specifically in the Gaithersburg I-270 and I-270 Rockville submarkets of Montgomery County, Maryland and the Springfield and Reston submarkets of Fairfax County, Virginia. The Portfolio was acquired by Boston Properties, Inc. on February 2, 1998 from an unrelated third party, and is detailed as follows:


                                                       Number of     Square
Property Name                                          Buildings      Feet
-------------                                          ----------  ---------
National Imagery and Mapping Agency Building ........       1        263,870
Reston Town Center...................................       2        261,046
Lockheed Martin Building.............................       1        255,244
910 Clopper Road.....................................       1        180,650
Fullerton Square.....................................       2        178,841
Decoverly Two........................................       1         77,747
930 Clopper Road.....................................       1         60,056
                                                                   ---------
    Total............................................              1,277,454
                                                                   =========

2.  BASIS OF ACCOUNTING

    The accompanying Statement has been prepared on the accrual basis of accounting. The Statement has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for real estate properties acquired or to be acquired. Accordingly, this Statement excludes certain historical expenses not comparable to the operations of the Portfolio after acquisition such as amortization, depreciation, property management fees, certain interest costs, ground lease payments, corporate expenses, and certain other costs not directly related to the future operations of the Portfolio.

3.  SIGNIFICANT ACCOUNTING POLICIES

    Rental Revenue

    Rental income is recognized on the straight-line method over the terms of the related leases. The excess of recognized rentals over amounts due pursuant to lease terms is recorded as accrued rent. The impact of the straight-line rent adjustment decreased revenue by approximately $582 for the year ended December 31, 1997.

                          MULLIGAN/GRIFFIN PORTFOLIO
                         NOTES TO STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES
                            (dollars in thousands)

    Risks and Uncertainties

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

4.  DESCRIPTION OF LEASING ARRANGEMENTS

    The space is leased to tenants under leases with terms that vary in length. Minimum lease payments excluding reimbursement clauses and renewal options to be received during the next five years and thereafter for noncancelable operating leases in effect at December 31, 1997 are approximately as follows:

    Year Ending
    December 31,
    -----------
          1998................................... $29,736
          1999...................................  29,920
          2000...................................  30,249
          2001...................................  29,582
          2002...................................  27,816
          Thereafter.............................  79,836

    As of December 31, 1997, two tenants occupied approximately 61% of the leasable square feet and represented 81% of total contract base rent.

5.  DEBT ASSUMPTION

    In connection with the acquisition, certain mortgage notes (the "Notes") encumbering three of the properties totaling $114,042 at December 31, 1997 were assumed. The interest expense reflected relates to the debt assumed. The Notes require payments of principal and interest through varying terms ranging from July 15, 2002 to February 1, 2005. The interest rate on the Notes range from 6.00% to 9.70%.

     1998................................... $ 9,728
     1999...................................  10,588
     2000...................................  11,524
     2001...................................  12,549
     2002...................................  35,958

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Boston Properties, Inc.:

     In our opinion, the accompanying statement of revenue over certain operating expenses of the Carnegie Center Portfolio (the "Portfolio") in Princeton and East Brunswick, New Jersey present fairly, in all material respects, the revenue over certain operating expenses (as described in Note 2) of the Portfolio for the year ended December 31, 1997 in conformity with generally accepted accounting principles. This statement is the responsibility of the Portfolio's management; our responsibility is to express an opinion on this statement based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     The accompanying statement of revenue over certain operating expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission, and excludes certain expenses described in Note 2, and therefore is not intended to be a complete presentation of the Portfolio's revenue and expenses.


                                    /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
July 30, 1998

                           CARNEGIE CENTER PORTFOLIO
                             STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES

                            (dollars in thousands)

                                          For the            For the period
                                         year ended        January 1, 1998 to
                                      December 31, 1997       June 29, 1998
                                      -----------------    ------------------
                                                               (unaudited)
Revenue:

     Base rent                              $27,294               $13,857
     Recoveries from tenants                  7,128                 3,449
     Other income                               427                   232
                                            -------               -------
                                             34,849                17,538
                                            -------               -------
Certain operating expenses
 (Notes 2 and 5):

     Repairs and maintenance                  3,130                 1,217
     Utilities                                2,296                 1,141
     General and administrative                 303                   112
     Janitorial and cleaning                  1,138                   563
     Security                                   167                    54
     Interest                                 4,807                 2,061
     Real estate taxes                        4,253                 2,127
                                            -------               -------
                                             16,094                 7,275
                                            -------               -------
Excess of revenue over certain
  operating expenses                        $18,755               $10,263
                                            =======               =======

         The accompanying notes are an integral part of the statement.

                           CARNEGIE CENTER PORTFOLIO
                         NOTES TO STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES

                            (dollars in thousands)

1.   DESCRIPTION OF THE PORTFOLIO

          The accompanying statement of revenue over certain operating expenses (the "Statement") includes the combined operations of ten office properties known as the Carnegie Center Portfolio, (the "Portfolio") located in Princeton and East Brunswick, New Jersey. The Portfolio was acquired on June 30, 1998 by Boston Properties, Inc. from entities affiliated with the Landis Group, an unrelated third party, and are detailed as follows:

                                                                 SQUARE
          PROPERTY NAME                                           FEET
          -------------                                       ------------
          Tower One......................................         420,006
          210 Carnegie Center............................         159,498
          214 Carnegie Center............................         153,305
          212 Carnegie Center............................         150,063
          101 Carnegie Center............................         131,982
          202 Carnegie Center............................         128,929
          104 Carnegie Center............................         102,198
          105 Carnegie Center............................          69,648
          211 Carnegie Center............................          47,917
          Childcare Property.............................           6,500
                                                              ------------
                    Total                                       1,370,046
                                                              ------------

2.   BASIS OF ACCOUNTING

          The accompanying Statement has been prepared on the accrual basis of accounting. The Statement has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for real estate properties acquired or to be acquired. Accordingly, this Statement excludes certain historical expenses not comparable to the operations of the Portfolio after acquisition such as amortization, depreciation, property management fees, certain interest costs, corporate expenses and certain other costs not directly related to the future operations of the Portfolio.

3.   SIGNIFICANT ACCOUNTING POLICIES

     Rental Revenue

          Rental income is recognized on the straight-line method over the terms of the related leases. The excess of recognized rentals over amounts due pursuant to lease terms is recorded as accrued rent. The impact of the straight-line rent adjustment decreased

                           CARNEGIE CENTER PORTFOLIO
                         NOTES TO STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES

                            (dollars in thousands)

     revenue by approximately $508 and $343 for the year ended December 31, 1997 and for the period from January 1, 1998 to June 29, 1998 (unaudited), respectively.

     Unaudited Interim Information

          The statement of revenue over certain operating expenses for the period from January 1, 1998 to June 29, 1998 is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such Statement have been included. The results of operations for the period are not necessarily indicative of future results of operations.

     Risks and Uncertainties

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

4.   DESCRIPTION OF LEASING ARRANGEMENTS

          The space is leased to tenants under leases with terms that vary in length. Minimum lease payments excluding reimbursement clauses and renewal options to be received during the next five years and thereafter for noncancelable operating leases in effect at December 31, 1997 are as follows:

          YEAR ENDING
          DECEMBER 31,
          ------------

          1998................................................      $ 27,985
          1999................................................        25,586
          2000................................................        23,847
          2001................................................        15,615
          2002................................................        10,815
          Thereafter..........................................        17,287

          As of December 31, 1997, two tenants occupied approximately 47% of the leasable square feet and represented 47% of total contract base rent.

                           CARNEGIE CENTER PORTFOLIO
                         NOTES TO STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES

                            (dollars in thousands)


5.   DEBT ASSUMPTION

          In connection with the acquisition, certain mortgage notes (the "Notes") encumbering five of the properties totaling $65,252 at December 31, 1997 were assumed. The interest expense reflected relates to the debt assumed. The Notes require payments of principal and interest through varying terms ranging from October 31, 2000 to February 1, 2010. The interest rate on the Notes range from 6.25% to 8.40%

          Principal payments due on the Notes during the next five years are approximately as follows:

          1998.......................................................  $   1,338
          1999.......................................................      1,469
          2000.......................................................     53,580
          2001.......................................................        337
          2002.......................................................        363

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Boston Properties, Inc.:

  In our opinion, the accompanying statement of revenue over certain operating expenses of the Prudential Center (the "Property") in Boston, Massachusetts, presents fairly, in all material respects, the revenue over certain operating expenses (as described in Note 2) of the Property for the year ended December 31, 1997 in conformity with generally accepted accounting principles. This statement is the responsibility of the Property's management; our responsibility is to express an opinion on this statement based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

  The accompanying statement of revenue over certain operating expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission, and excludes certain expenses described in Note 2, and therefore is not intended to be a complete presentation of the Property's revenue and expenses.


                                               /s/  PricewaterhouseCoopers LLP



Boston, Massachusetts
July 24, 1998

                               PRUDENTIAL CENTER
                             STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES

                            (dollars in thousands)

                                                                    For the
                                               For the             six months
                                             year ended              ended
                                          December 31, 1997      June 30, 1998
                                          -----------------    -----------------
                                                                   (unaudited)
Revenue:
     Base rent - office and retail             $45,792             $24,288
     Recoveries from tenants                     7,273               3,916
     Garage - net                               10,260               5,481
     Other income                                4,960               2,365
                                               -------             -------
                                                68,285              36,050
                                               -------             -------

Certain operating expenses (Notes 2 and 5):

     Repairs and maintenance                     4,471               1,907
     Janitorial and cleaning                     3,517               1,722
     Security                                    2,212               1,038
     Utilities                                   6,137               2,232
     General and administrative                  1,415                 765
     Insurance                                     445                 167
     Real estate taxes                          13,543               7,007
     Advertising and promotion                   1,171                 178
                                               -------             -------
                                                32,911              15,016
                                               -------             -------
Excess of revenue over certain
  operating expenses                           $35,374             $21,034
                                               =======             =======

         The accompanying notes are an integral part of the statement.

                               PRUDENTIAL CENTER
                         NOTES TO STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES
                            (dollars in thousands)


1.  DESCRIPTION OF THE PROPERTY

    The accompanying statement of revenue over certain operating expenses (the "Statement") includes the collective operations of two Class A office towers with approximately 1.72 million net rentable square feet, an approximately 477,000 net rentable square foot retail complex and a parking garage with approximately 2,700 parking spaces known as the Prudential Center ("the Property") located in Boston, Massachusetts. The Property was acquired by Boston Properties, Inc. on July 2, 1998 from an unrelated third party.

2.  BASIS OF ACCOUNTING

    The accompanying Statement has been prepared on the accrual method of accounting. The Statement has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for real estate properties acquired or to be acquired. Accordingly, this Statement excludes certain historical expenses not comparable to the operations of the Property after acquisition such as amortization, depreciation, property management fees, corporate expenses and certain other costs not directly related to the future operations of the Property.

3.  SIGNIFICANT ACCOUNTING POLICIES

    Rental Revenue

    Rental income is recognized on the straight-line method over the terms of the related leases. The excess of recognized rentals over amounts due pursuant to lease terms is recorded as accrued rent. The impact of the straight-line rent adjustment increased revenue by approximately $1,590 and $300 for the year ended December 31, 1997 and the six months ended June 30, 1998 (unaudited), respectively.

    Unaudited Interim Information

    The Statement of revenue over certain operating expenses for the six months ended June 30, 1998 is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such combined statement have been included.

                               PRUDENTIAL CENTER
                         NOTES TO STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES
                            (dollars in thousands)


     Risks and Uncertainties

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

4.   DESCRIPTION OF LEASING ARRANGEMENTS

          The office and retail space is leased to tenants under leases with terms that vary in length. Minimum lease payments excluding reimbursement clauses, percentage lease revenue and renewal options to be received during the next five years and thereafter under noncancelable operating leases in effect at December 31, 1997 are as follows:

     Year Ending
     December 31,
     ------------
     1998............................................................. $ 38,410
     1999.............................................................   39,487
     2000.............................................................   39,431
     2001.............................................................   35,630
     2002.............................................................   38,503
     Thereafter.......................................................  104,743

          As of December 31, 1997, three tenants occupied approximately 48% of the leasable square feet and represented 41% of the contract base rent.


5.   RELATED PARTY TRANSACTIONS

          Insurance coverage is provided by an affiliated party of the seller.

          During the year ended December 31, 1997, affiliates of the seller leased space at the Property. Rental revenue in 1997 includes approximately $250 from leases with affiliates.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Boston Properties, Inc.:

     In our opinion, the accompanying statement of revenue over certain operating expenses of Metropolitan Square in Washington, D.C. (the "Property") present fairly, in all material respects, the revenue over certain operating expenses (as described in Note 2) of the Property for the year ended December 31, 1997 in conformity with generally accepted accounting principles. This statement is the responsibility of the Property's management; our responsibility is to express an opinion on this statement based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     The accompanying statement of revenue over certain operating expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission, and excludes certain expenses described in Note 2, and therefore is not intended to be a complete presentation of the Property's revenue and expenses.


                                    /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
July 10, 1998

                              METROPOLITAN SQUARE
                             STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES

                            (dollars in thousands)


                                     For the              For the
                                    year ended        six months ended
                                 December 31, 1997      June 30, 1998
                                 -----------------    ----------------
                                                        (unaudited)

Revenue:

     Base rent                        $18,221               $ 9,195
     Recoveries from tenants            1,100                   449
     Garage - net                       1,034                   549
                                      -------               -------
                                       20,355                10,193
                                      -------               -------

Certain operating expenses
  (Notes 2, 5 and 6):

     Repairs and maintenance              843                   463
     Janitorial and cleaning              772                   408
     Security                             207                   114
     Utilities                            951                   502
     General and administrative           343                   209
     Insurance                             64                    28
     Real estate taxes                  2,854                 1,506
     Interest                           9,589                 4,761
                                      -------               -------
                                       15,623                 7,991
                                      -------               -------
Excess of revenue over certain
  operating expenses                  $ 4,732               $ 2,202
                                      =======               =======





         The accompanying notes are an integral part of the statement.

                             METROPOLITAN SQUARE
                         NOTES TO STATEMENT OF REVENUE
                       OVER CERTAIN OPERATING EXPENSES

                            (DOLLARS IN THOUSANDS)


1.   DESCRIPTION OF THE PROPERTY

          The accompanying statement of revenue over certain operating expenses (the "Statement") includes the operations of an approximately 596,543 square foot Class A office property known as Metropolitan Square, (the "Property") located in Washington, D.C. The Property was acquired on July 10, 1998 by Boston Properties, Inc. from an unrelated third party.

2.   BASIS OF ACCOUNTING

          The accompanying Statement has been prepared on the accrual basis of accounting. The Statement has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for real estate properties acquired or to be acquired. Accordingly, this Statement excludes certain historical expenses not comparable to the operations of the Property after acquisition such as amortization, depreciation, certain property management fees, certain interest costs, corporate expenses and certain other costs not directly related to the future operations of the Property.

3.   SIGNIFICANT ACCOUNTING POLICIES

     Rental Revenue

          Rental income is recognized on the straight-line method over the terms of the related leases. The excess of recognized rentals over amounts due pursuant to lease terms is recorded as accrued rent. The impact of the straight-line rent adjustment increased revenue by approximately $847 and $303 for the year ended December 31, 1997 and for the six months ended June 30, 1998 (unaudited), respectively.

     Unaudited Interim Information

          The statement of revenue over certain operating expenses for the six months ended June 30, 1998 is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such Statement have been included. The results of operations for the period are not necessarily indicative of future results of operations.

                              METROPOLITAN SQUARE
                         NOTES TO STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES

                            (DOLLARS IN THOUSANDS)


     Risks and Uncertainties

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

4.   DESCRIPTION OF LEASING ARRANGEMENTS

          The space is leased to tenants under leases with terms that vary in length. Minimum lease payments excluding reimbursement clauses and renewal options to be received during the next five years and thereafter for noncancelable operating leases in effect at December 31, 1997 are as follows:

          Year Ending
          December 31,
          ------------
          1998.............................................................            $17,106
          1999.............................................................             13,308
          2000.............................................................             10,959
          2001.............................................................             10,622
          2002.............................................................             10,059
          Thereafter.......................................................             42,589

          As of December 31, 1997, three tenants occupied approximately 71% of the leasable square feet and represented 64% of the contract base rent.

                             METROPOLITAN SQUARE
                         NOTES TO STATEMENT OF REVENUE
                       OVER CERTAIN OPERATING EXPENSES

                            (DOLLARS IN THOUSANDS)


5.   DEBT ASSUMPTION

          In connection with the acquisition, the mortgage debt (the "Note") encumbering the Property totaling $104,674 at December 31, 1997 was assumed. The terms of the Note were modified upon assumption to eliminate current principal payments. The Note requires interest only payments at an interest rate of 9.125% and matures on June 1, 2000.

6.   RELATED PARTY TRANSACTIONS

          During the year ended December 31, 1997, parking operations were managed by an affiliate of the seller. Management fees of approximately $184 were incurred in 1997.

                            BOSTON PROPERTIES, INC.
                                 NOTES TO THE
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                                  (Unaudited)

The accompanying unaudited Pro Forma Consolidated Balance Sheet of Boston Properties, Inc. (the "Company") is presented as if the following transactions;
(i) the properties acquired subsequent to June 30, 1998 (the "Acquired Properties"), (ii) the private sale of common stock on July 2, 1998 and,
(iii) repayment of certain notes had been consummated on June 30, 1998.

  This Pro Forma Consolidated financial information should be read in conjunction with Form 10-Q for the six months ended June 30, 1998.

  The following Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming the above transactions had been consummated on June 30, 1998 nor does it purport to represent the future financial position of the Company.

                            BOSTON PROPERTIES, INC.
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1998
                                  (unaudited)
                            (dollars in thousands)

                                                            ----------------  -----------      --------------
                                                                Boston          Acquired           Other
                                                            Properties, Inc.   Properties       Adjustments
                                                                                                                    Pro Forma
                                                            ----------------  -----------      --------------      ----------
            ASSETS
Real Estate                                                  $2,675,418         $698,337                          $3,373,755
     Less: accumulated depreciation                            (319,414)                                            (319,414)
                                                             ----------         --------       ----------         ----------
                Total real estate                             2,356,004          698,337 (A)                       3,054,341

Cash and cash equivalents                                       108,962         (143,249)(B)     $ 35,656 (B)          1,369
Escrows                                                          17,833                                               17,833
Tenant and other receivables, net                                24,767                                               24,767
Accrued rental income, net                                       62,773                                               62,773
Deferred charges, net                                            36,949                                               36,949
Prepaid expenses and other assets                                22,921                                               22,921
Investment in joint ventures                                      7,674           27,000 (C)                          34,674
                                                             ----------         --------       ----------         ----------
                Total assets                                 $2,637,883         $582,088         $ 35,656         $3,255,627
                                                             ==========         ========       ==========         ==========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
     Mortgage notes payable                                  $1,327,575         $408,855 (D)                      $1,736,430
     Unsecured line of credit                                         -           31,089 (D)                          31,089
     Accounts and notes payable and accrued expenses             62,120           18,181 (E)     $(18,181)(B)         62,120
     Accrued interest payable                                     3,276                                                3,276
     Other liabilities                                           17,395                                               17,395
                                                             ----------         --------       ----------         ----------
                Total liabilities                             1,410,366          458,125          (18,181)         1,850,310
                                                             ----------         --------       ----------         ----------

Minority interest in Operating Partnership                      352,790          123,963 (A)      (43,445)(G)       433,308
                                                             ----------         --------       ----------         ----------
Stockholders' equity:
     Excess stock, $.01 par value, 50,000,000 shares
       authorized, none issued and outstanding                        -
     Preferred stock, $.01 par value, 50,000,000 shares
       authorized, none issued or outstanding                         -
     Common Stock, $.01 par value, 250,000,000 shares
       authorized, 61,694,041 issued and outstanding
       (historical) and 63,369,887 shares issued and
       outstanding (pro forma)                                      617                                17 (F)            634
     Additional paid-in capital                                 847,090                            97,265 (B),(G)    944,355
     Retained earnings                                           27,020                                               27,020
                                                             ----------         --------       ----------         ----------
                Total stockholders' equity                      874,727                            97,282            972,009
                                                             ----------         --------       ----------         ----------
                Total liabilities and stockholders' equity   $2,637,883         $582,088         $ 35,656         $3,255,627
                                                             ==========         ========       ==========         ==========

                            BOSTON PROPERTIES, INC.
                                 NOTES TO THE
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)


(A) Represents the purchase price, including closing costs, of the Acquired Properties as follows:

                                                                      Purchase
                                                                        Price
                                                                        -----
          Prudential Center (1)..................................     $518,982
          Metropolitan Square (2)................................      179,355
                                                                      --------
            Total Acquired Properties                                 $698,337
                                                                      ========

     (1) The acquisition of the Prudential Center was funded by the issuance of $96,163 in restricted Operating Partnership Units (the "OP Units") based on a price per share of $32.125, mortgage acquisition financing of $300,000, cash of $118,730 and a drawdown from the Unsecured Line of Credit of $4,089.
     (2) The acquisition of Metropolitan Square was funded by the issuance of $27,800 in OP Units based on a price per share of $34.09, the assumption of the fair value of mortgage debt in the amount of $108,855, the assumption of notes payable of $18,181 and cash of $24,519.

(B)  Represents the cash transactions related as follows:

     Proceeds received from the private sale of 1,675,846 common shares........  $  53,837
     Paydown on notes payable assumed in the Metropolitan Square acquisition...    (18,181)
     Working capital used for the Acquired Properties..........................   (143,249)
                                                                                 ---------
     Net decrease in cash......................................................  $(107,593)
                                                                                 =========


(C)  Net increase reflects the following:

     Related investment into joint venture for a 50% interest in the future development at the Prudential Center.....................................  $  27,000
                                                                                 =========

(D)  Represents the following debt transactions related to the Acquired
     Properties:

     MORTGAGE NOTES PAYABLE

     Mortgage assumed in connection with the acquisition of
        Metropolitan Square at fair value.....................................   $108,855
     Mortgage financing in connection with the acquisition of
        The Prudential Center.................................................    300,000
                                                                                 --------
     Net increase in mortgage notes payable                                      $408,855
                                                                                 ========

     UNSECURED LINE OF CREDIT

     Draw from Unsecured Line of Credit for investment into joint venture
        related to the future development at the Prudential Center............   $ 27,000
     Draw from Unsecured Line of Credit for the Prudential Center
        acquisition...........................................................      4,089
                                                                                 --------
     Net increase in Unsecured Line of Credit.................................   $ 31,089
                                                                                 ========

(E) Reflects notes payable assumed in connection with the acquisition of Metropolitan Square.

(F) Reflects private sale of 1,675,846 shares of common stock on July 2, 1998.

(G) Adjustment to minority interest to reflect change as a result of the increase in outstanding OP Units as a result of the acquisitions.

                            BOSTON PROPERTIES, INC.
           PRO FORMA CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
  For the six months ended June 30, 1998 and the year ended December 31, 1997
                                  (Unaudited)

  The accompanying unaudited Pro Forma Condensed Consolidated Statement of Income for the six months ended June 30, 1998 and for the year ended December 31, 1997 is presented as if the following transactions had occurred on January 1, 1997: (i) the consummation of the initial public offering (the "Initial Offering") and related Formation Transactions, (ii) the consummation of the second offering and private sale of common stock, (iii) the acquisition of the previously completed 1997 acquisitions reported on Form 8-K's previously filed with the Securities and Exchange Commission (the "1997 Acquired Properties")
(iv) the significant acquisitions, (as defined in SEC Rule "3-14") made in 1998 and detailed below (the "1998 Acquisitions") (v) the closing of mortgage financing and refinancings, and (vi) the drawdown in the Unsecured Line of Credit as a result of acquisitions.

  The operations of the hotel properties and the parking garages have been included in the pro forma financial information pursuant to participating lease agreements for the Company to continue to qualify as a REIT under IRC Section 856.

  This Pro Forma Consolidated Pro Forma Statement of Income should be read in conjunction with the historical consolidated and combined financial statement and notes thereto of the Company and the Predecessor Company, Inc reported on Form 10-K for the year ended December 31, 1997 and Form 10-Q for the six month period ended June 30, 1998.

  The unaudited Pro Forma Consolidated Pro Forma financial information prepared by Boston Properties' management is not necessarily indicative of what the actual results of operations would have been for the six months ended June 30, 1998 or for the year ended December 31, 1997, had the previously described transactions actually occurred on January 1, 1997 and the effect thereof carried forward through the six month period ended June 30, 1998, nor do they purport to present the future results of operations of the Company.

                            BOSTON PROPERTIES, INC.
                  PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                    FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                  (unaudited)
                 (dollars in thousands, except per share data)

                                               Boston
                                           Properties, Inc.
                                           ----------------
                                              Six months             1998
                                                 ended             Acquired           Other
                                            June 30, 1998         Properties       Adjustments        Pro Forma
                                            ---------------       ----------       -----------        ---------
                                                                      (A)
Revenue:
     Rental:
          Base rent                             $167,075           $59,354                             $226,429
          Recoveries from tenants                 19,362             8,557                               27,919
          Parking and other                        2,706             3,244                                5,950
                                                --------           -------            -------          --------
               Total rental revenue              189,143            71,155                              260,298
     Development and management services           6,159                                                  6,159
     Interest and other                            8,341                              $(7,542)(C)           799
                                                --------           -------            -------          --------
               Total revenue                     203,643            71,155             (7,542)          267,256
                                                --------           -------            -------          --------
Expenses:
     Rental:
          Operating                               26,793            13,462                               40,255
          Real estate taxes                       27,140            10,912                               38,052
     General and administrative                   10,621                                  150(B)         10,771
     Interest                                     48,743             6,439              8,527(D)         63,709
     Depreciation and amortization                29,689             9,936                               39,625
                                                --------           -------            -------          --------
               Total expenses                    142,986            40,749              8,677           192,412
                                                --------           -------            -------          --------
Income before minority interests                  60,657            30,406            (16,219)           74,844
Minority interest in property partnership           (229)                                                  (229)
                                                --------           -------            -------          --------
Income before minority interest in
  Operating Partnership                           60,428            30,406            (16,219)           74,615
Minority interest in Operating Partnership       (14,440)                              (7,538)(F)       (21,978)
                                                --------           -------            -------          --------
Income before extraordinary item                $ 45,988           $30,406           $(23,757)         $ 52,637
                                                ========           =======            =======          ========
Income before extraordinary item
  per common share - basic                         $ .79                                                  $ .83
                                                ========                                               ========
Weighted average number of
  common shares outstanding - basic               58,009                                                 63,370
                                                ========                                               ========
Income before extraordinary item
  per common share - diluted                       $ .79                                                  $ .82
                                                ========                                               ========
Weighted average number of
  common shares outstanding - diluted             58,613                                                 63,974
                                                ========                                               ========


                            BOSTON PROPERTIES, INC.
                       NOTES TO PRO FORMA CONSOLIDATED
                              STATEMENT OF INCOME
                    For the six months ended June 30, 1998
                 (dollars in thousands, except per share data)
                                  (unaudited)


(A) Reflects the historical results of operations, as adjusted for base rent, interest and depreciation, for the 1998 Acquired Properties for the six months ended June 30, 1998 as follows:

                                   Riverfront   Mulligan/    Carnegie    Prudential    Metropolitan  Total 1998
                                    Plaza(1)    Griffin(1)  Center(1)      Center         Square     Acquisitions
                                 -------------- ----------  ---------    ----------    ------------  -------------
Revenue:
   Rental:
     Base rent                       $    1,121  $   2,357   $  13,857    $   29,769      $    9,744     $  56,848
     Adjustment(2)                            -          -         537         1,771             198         2,506
                                   ------------  ---------   ---------    ----------    ------------    -----------
         Total base rent                  1,121      2,357      14,394        31,540           9,942        59,354
     Recoveries from tenants                217        526       3,449         3,916             449         8,557
     Other income                           117        530         232         2,365               -         3,244
                                   ------------  ---------   ---------    ----------    ------------    -----------
         Total rental revenue             1,455      3,413      18,075        37,821          10,391        71,155

Expenses:
   Operating                                255        387       3,087         8,009           1,724        13,462
   Real estate taxes                        137        135       2,127         7,007           1,506        10,912
   Interest                                   -        677       2,076(3)          -           3,686(4)      6,439
   Depreciation (Note E)                    236        452       2,588         4,865           1,795         9,936
                                   ------------  ---------   ---------    ----------    ------------    -----------
         Total expenses                     628      1,651       9,878        19,881           8,711        40,749
                                   ------------  ---------   ---------    ----------    ------------    -----------
Net income                           $      827  $   1,762   $   8,197    $   17,940      $    1,680     $  30,406
                                   ============  =========   =========    ==========    ============    ===========

      (1)  Reflects results of operations prior to acquisition.

      (2) Represents an adjustment to straight-line rent based on the pro forma acquisition date of January 1, 1997.

      (3) Includes an adjustment of $15 to reflect effective interest expense on the mortgage debt assumed.

      (4) Includes an adjustment of ($1,075) to reflect interest expense on the mortgage debt assumed.

(B) Reflects and incremental increase in general and administrative costs related to the 1998 Acquired Properties.

(C) Reflects the net decrease in interest income as a result of cash used to acquire the 1998 Acquired Properties.

(D) Reflects increase in interest expense as a result of the following transactions:

     Interest on mortgage acquisition financing of the Prudential Center in
     the principal amount of $300,000 computed at an interest rate of 6.72%....     $ 10,080

     Interest reduction on paydown of $30 million related to the 875 Third
     Avenue mortgage loan......................................................         (800)

     Interest on draw down on unsecured Line of Credit as a result of the 1998
     Acquired Properties.......................................................          139

     Interest on mortgage acquisition financing of Riverfront Plaza in the
     principal amount of $121,800 computed at an interest rate of 6.61%........          485

     Interest reduction on refinancing and partial paydown of the
     Mulligan/Griffin Portfolio loans..........................................       (1,377)
                                                                                    --------

     Increase in interest expense..............................................     $  8,527
                                                                                    ========

(E) Detail of pro forma depreciation expense is presented below for the 1998 Acquired Properties:

                                             PURCHASE         PRO FORMA
     PROPERTIES                                PRICE        DEPRECIATION(1)
     ----------                                -----        ---------------
     Riverfront Plaza(2)                     $174,361               236
     Mulligan/Griffin Portfolio(2)            257,890               452
     Carnegie Center Portfolio(2)             276,000             2,588
     Prudential Center                        518,982             4,865
     Metropolitan Square                      179,355             1,795
                                                                 ------
                                                                 $9,936
                                                                 ======

      (1) Represents depreciation expense on the properties which has been calculated over 40 years for the building and over the life of the lease for tenant improvements.

      (2) Reflects pro forma depreciation expense for the period prior to acquisition.

(F) This pro forma adjustment reflects the adjustment for the operating partnership unit holders' share of pro forma income before extraordinary items, including the distribution on the preferred units at a rate of 7.25%.

                            Boston Properties, Inc.
             Pro Forma Consolidated and Combined Statement of Income
                     For the year ended December 31, 1997
                                  (unaudited)
                 (dollars in thousands, except per share data)


                                                              Boston
                                                            Properties
                                       Boston               Predecessor
                                   Properties, Inc.            Group                         Pro Forma Adjustments
                                   ----------------      ----------------           ---------------------------------------
                                     June 23, 1997         Jan. 1, 1997                                    Initial Offering
                                         to                    to                    Formation               Acquisition
                                   December 31, 1997       June 22, 1997            Transactions               Property
                                   -----------------       -------------            ------------             -----------
                                                                                         A                         B
Revenue:
     Rental:
          Base rent                     $126,401             $ 80,122                 $9,396                   $  1,498
          Recoveries from tenants         12,564               10,283                      -                        101
          Parking and other                  676                3,397                 (1,061)                         -
                                        --------             --------               --------                   --------
                 Total rental revenue    139,641               93,802                  8,335                      1,599
     Hotel                                     -               31,185                (31,185)                         -
     Development and management
      services                             3,813                3,685                   (452)                         -
     Interest and other                    2,189                1,146                   (352)                         -
                                        --------             --------               --------                   --------
                 Total revenue           145,643              129,818                (23,654)                     1,599
                                        --------             --------               --------                   --------

Expenses:
     Rental:
          Operating                       19,591               13,650                   (353)                       437
          Real estate taxes               20,502               13,382                  1,345                        172
     Hotel:
          Operating                            -               20,938                (20,938)                         -
          Real estate taxes                    -                1,514                 (1,514)                         -
     General and administrative            6,689                5,116                    391                          -
     Interest                             38,264               53,324                (28,151)                         -
     Depreciation and amortization        21,719               17,054                    124                        210
                                        --------             --------               --------                   --------
                 Total expenses          106,765              124,978                (49,096)                       819
                                        --------             --------               --------                   --------
Income before minority interests          38,878                4,840                 25,442                        780
Minority interest in property
 Partnership                                (215)                (235)                     -                          -
                                        --------             --------               --------                   --------
Income before minority interest in
  Operating Partnership                   38,663                4,605                 25,442                        780
Minority interest in Operating
  Partnership                            (11,437)                   -                      -                          -
                                        --------             --------               --------                   --------
Income before extraordinary item        $ 27,226             $  4,605               $ 25,442                   $    780
                                        ========             ========               ========                   ========
Income before extraordinary item
  per common share - basic              $   0.70
                                        ========
Weighted average number of common
  shares outstanding - basic              38,694
                                        ========
Income before extraordinary item
  per common share - diluted            $   0.70
                                        ========
Weighted average number of
  common shares outstanding - diluted     39,108
                                        ========

                            Boston Properties, Inc.
             Pro Forma Consolidated and Combined Statement of Income
                     For the year ended December 31, 1997
                                  (unaudited)
                 (dollars in thousands, except per share data)


                                                                             Pro Forma Adjustments
                                                    ----------------------------------------------------------------------
                                                     1997                   1998                                Pro Forma
                                                   Acquired               Acquired              Other          December 31,
                                                  Properties             Properties         Adjustments           1997
                                                  ----------             ----------         -----------        ------------
                                                      (C)                   (C)
Revenue:
     Rental:
          Base rent                                 $ 54,440             $152,014                                 $423,871
          Recoveries from tenants                      7,639               23,706                                   54,293
          Parking and other                              347                5,841                                    9,200
                                                    --------             --------               --------          --------
                 Total rental revenue                 62,426              181,561                                  487,364
     Hotel                                                                                                               -
     Development and management services                                                                             7,046
     Interest and other                                                                           (2,566)(D)           417
                                                    --------             --------               --------          --------
                 Total revenue                        62,426              181,561                 (2,566)          494,827
                                                    --------             --------               --------          --------

Expenses:
     Rental:
          Operating                                   14,580               37,463                                   85,368
          Real estate taxes                           13,049               23,883                                   72,333
     Hotel:
          Operating                                                                                                      -
          Real estate taxes                                                                                              -
     General and administrative                                                                    1,300(E)         13,496
     Interest                                         11,138               20,861                 39,683(F)        135,119
     Depreciation and amortization                     7,709               27,809                                   74,625
                                                    --------             --------               --------          --------
                 Total expenses                       46,476              110,016                 40,983           380,941
                                                    --------             --------               --------          --------
Income before minority interests                      15,950               71,545                (43,549)          113,886
Minority interest in property
 partnership                                                                                                          (450)
                                                    --------             --------               --------          --------
Income before minority interest in
  Operating Partnership                               15,950               71,545                (43,549)          113,436
Minority interest in Operating
  Partnership                                                                                    (23,038)(H)       (34,475)
                                                    --------             --------               --------          --------
Income before extraordinary item                    $ 15,950             $ 71,545               $(66,587)         $ 78,961
                                                    ========             ========               ========          ========
Income before extraordinary item
  per common share - basic                                                                                        $   1.25
                                                                                                                  ========
Weighted average number of common
  shares outstanding - basic                                                                                        63,370
                                                                                                                  ========

Income before extraordinary item
  per common share - diluted                                                                                      $   1.24
                                                                                                                  ========
Weighted average number of common
  shares outstanding - diluted                                                                                      63,783
                                                                                                                  ========




                            BOSTON PROPERTIES, INC.

               NOTES TO THE PRO FORMA CONSOLIDATED AND COMBINED
                              STATEMENT OF INCOME

                            (DOLLARS IN THOUSANDS)

Notes to the Pro Forma Consolidated and Combined Statement of Income for the year ended December 31, 1997

(A) Reflects the pro forma Formation Transactions adjustment summary for the period from January 1, 1997 to June 22, 1997 ( the "Predecessor Period").

                                                    Rent
                                                   Hotels                                    Interest      Property     Property
Pro Forma                                           and       Parking     Hotel     Mgmt       and        Operating    Real Estate
Adjustments                                       Garage      Income     Revenue    Fees      Other        Expenses       Taxes
-----------                                      ---------   --------   ---------  --------  -----------  -----------  -----------
(1) Assignment of contracts......................                                    $(452)
(2) Equity investment income.....................                                               $ 21
(3) Operation of hotels and garage...............             $(1,061)   $(31,185)                          $(353)       $1,345
(4) Rental of hotels and garage..................   $9,396
(5) General and administrative...................
(6) Amortization of deferred financing costs.....
(7) Release of restricted cash...................                                               (373)
(8) Depreciation expense.........................
(9) Mortgage interest............................
                                                    ------    ------     --------    -----     -----        ----         -----
    Pro Forma Formation Transactions adjustment
     summary total                                  $9,396    $(1,061)   $(31,185)   $(452)    $(352)       $(353)       $1,345
                                                    ======    =======    ========    =====     =====        =====        ======
                                                                            Hotel
                                                           Hotel             Real        General
Pro Forma                                                Operating          Estate         &           Interest       Depreciation
Adjustments                                              Expenses           Taxes        Admin         Expense         Expense
-----------                                              ---------        ----------   ------------  -------------  -------------
(1) Assignment of contracts.....................                                          $(430)
(2) Equity investment income....................
(3) Operation of hotels and garage..............        $(20,938)          $(1,514)
(4) Rental of hotels and garage.................
(5) General and administrative..................                                            821
(6) Amortization of deferred financing costs....                                                        $   (189)
(7) Release of restricted cash..................
(8) Depreciation expense........................                                                                          $124
(9) Mortgage interest...........................                                                         (27,962)
                                                        ---------          -------        -----         --------          ----
    Pro Forma Formation Transactions adjustment
     summary total                                      $(20,938)          $(1,514)       $ 391         $(28,151)         $124
                                                        =========          =======        =====         ========          ====

    (1) In connection with the Formation Transactions, certain third-party management contracts were assigned to the Development and Management Company. As a result of the assignment, operating income, expenses and overhead attributable to the contracts were reflected in the operations of the Development and Management Company as detailed below:

          Management services........................................................  $ 452
          General and administrative expenses........................................   (430)
                                                                                       -----
               Manager contract income...............................................  $  22
                                                                                       =====

    (2) The Operating Partnership holds a 95% economic interest in the Development and Management Company and records an equity interest of $21 on the $22 net income.
    (3) In connection with the Formation Transactions, the Operating Partnership entered into participating leases for the operation of the hotels and parking garage. As a result of these agreements, revenue and expenses will not be reflected from the operation of these businesses.
    (4) Represents rental income from the leasing of the hotels and parking garage owned by the Operating Partnership. The hotel lease arrangements are with an affiliate.
    (5) Reflects an increase of $821 in general and administrative expenses as a result of operating as a public company.
    (6) Reflects the net increase of $290 in the amortization of deferred financing costs for the $1,800 fee and related professional costs on the Unsecured Line of Credit, less a net reduction of $479 in amortization of deferred financing costs related to debt paid off with the Initial Offering proceeds.
    (7) Reflects the decrease in interest income as a result of the release of cash previously required to be held in escrow per the terms of the various mortgage note payable agreements.
    (8) Reflects the increase in depreciation from depreciating over 40 years the pro forma increase in real estate from the purchase of limited partners' interests and transfer cost paid.
    (9) Reflects the repayment of a portion of the existing mortgage indebtedness from proceeds of the Initial Offering for the Predecessor
          Period:

                                                                 Principal           Interest
     Properties                                                   Amount               Rate             Interest
     ----------                                                  ----------          ---------          --------
599 Lexington Avenue............................................   $225,000             7.00%           $ 7,547
Two Independence Square.........................................    122,505             7.90%             4,637
One Independence Square.........................................     78,327             7.90%             2,965
2300 N Street...................................................     66,000             7.00%             2,214
Capital Gallery.................................................     60,559             8.24%             2,391
Ten Cambridge Center............................................     25,000             7.57%               907
191 Spring Street...............................................     23,883             8.50%               973
Bedford Business Park...........................................     23,376             8.50%               952
10 & 20 Burlington Mall Road....................................     16,621             8.33%               663
Cambridge Center North Garage...................................     15,000             7.57%               544
91 Hartwell Avenue..............................................     11,322             8.33%               452
92 & 100 Hayden Avenue..........................................      9,057             8.33%               362
Montvale Center.................................................      7,969             8.59%               328
Newport Office Park.............................................      6,874             8.13%               268
Hilltop Business Center.........................................      4,750             7.00%               159
                                                                                                        -------
     Total......................................................                                         25,362
Historical interest expense- Predecessor Period.................                                        (53,324)
                                                                                                       --------
Pro forma interest expense adjustment for the Predecessor
  Period.......................................................                                        $(27,962)
                                                                                                       ========

(B) Reflects the results of operations, as adjusted for depreciation, of the Newport Office Park, acquired concurrent with the Initial Offering, for the period from January 1, 1997 to June 22, 1997 (the acquisition date).

(C) Reflects the historical results of operations, as adjusted, for base rent, interest and depreciation, for the 1997 and 1998 Acquired Properties for the year ended December 31, 1997:

     1997 Acquired Properties:

                                              280 Park        100 East Pratt       875 Third       Total 1997
                                              Avenue(1)         Street(1)          Avenue(1)      Acquisitions
                                            --------------   ----------------   ---------------  --------------
Revenue:
  Rental:
      Base rent                                 $17,012            $10,924           $18,646         $46,582
      Adjustment(2)                               7,437                397                24           7,858
                                                -------            -------           -------         -------
           Total base rent                       24,449             11,321            18,670          54,440
      Recoveries from tenants                     1,707              2,133             3,799           7,639
      Parking and other                              80                267                -              347
                                                -------            -------           -------         -------
              Total rental revenue               26,236             13,721            22,469          62,426
Expenses:
  Rental:
      Operating                                   7,772              3,453             3,355          14,580
      Real estate taxes                           6,677              1,541             4,831          13,049
  Interest                                           -                  -             11,138(3)       11,138
  Depreciation (Note G)                           3,355              1,934             2,420           7,709
                                                -------            -------           -------         -------
           Total expenses                        17,804              6,928            21,744          46,476
                                                -------            -------           -------         -------
Net income                                      $ 8,432            $ 6,793           $   725         $15,950
                                                =======            =======           =======         =======

      (1)  Reflects results of operations for the period prior to acquisition.

      (2) Represents an adjustment to straight-line rent based on the pro forma acquisition date of January 1, 1997.

      (3) Includes an adjustment of ($675) to reflect effective interest on the mortgage debt assumed.

     1998 Acquired Properties:

                                   Riverfront  Mulligan/      Carnegie   Prudential  Metropolitan        Total 1998
                                     Plaza     Griffin        Center      Center       Square           Acquisitions
                                   ---------  ---------      --------   ----------  ------------        ------------
Revenue:
  Rental:
      Base rent                     $ 17,299     $25,924      $27,294    $56,052       $19,255            $145,824
      Adjustment(1)                      909         464        1,127      3,542           148               6,190
                                   ---------    --------    ---------   --------    ----------         -----------
           Total base rent            18,208      26,388       28,421     59,594        19,403             152,014
      Recoveries from tenants          2,891       5,314        7,128      7,273         1,100              23,706
      Parking and other                  454           -          427      4,960             -               5,841
                                   ---------    --------    ---------   --------    ----------         -----------
           Total rental revenue       21,553      31,702       35,976     71,827        20,503             181,561

Expenses:
  Rental:
     Operating                         3,954       3,927        7,034     19,368         3,180              37,463
     Real estate taxes                 1,625       1,608        4,253     13,543         2,854              23,883
  Interest                                 -       8,692(2)     4,835(3)       -         7,334(4)           20,861
  Depreciation (Note G)                3,923       5,480        5,175      9,731         3,500              27,809
                                   ---------    --------    ---------   --------    ----------         -----------
          Total expenses               9,502      19,707       21,297     42,642        16,868             110,016
                                   ---------    --------    ---------   --------    ----------         -----------
Net income                          $ 12,051     $11,995      $14,679    $29,185       $ 3,635          $   71,545
                                   =========    ========    =========   ========    ==========         ===========

      (1) Represents an adjustment to straight-line rent based on the pro forma acquisition date of January 1, 1997.

      (2) Includes an adjustment of ($1,671) to reflect the effective interest expense of the mortgage debt assumed.

      (3) Includes an adjustment of $28 to reflect effective interest expense on the mortgage debt assumed.

      (4) Includes an adjustment of ($2,255) to reflect effective interest expense on the mortgage debt assumed.

(D) Reflects reduction in interest income as a result of cash used for the acquisition of properties.

(E) Reflects the incremental increase in general and administrative costs related to the 1997 and 1998 Acquired Properties.

(F) Reflects the net increase in interest expense as a result of the following debt transactions:

          Interest on anticipated draw down on Unsecured Line of Credit as a result of 1997 and
          1998 Acquired Properties.......................................................................  $  8,450

          Interest on mortgage acquisition financing of 280 Park Avenue in the original principal amount of $220 million computed at an interest rate of 7.00% for the period January 1, 1997 to
          September 11, 1997 (date of acquisition).......................................................    10,675

          Amortization of deferred financing fees for the period from January 1, 1997 to
          September 11, 1997 (date of acquisition) as a result of approximately $1.1 million of fees associated with the mortgage financing of 280 Park Avenue. The deferred financing fees are
          amortized over the five year term of the loan..................................................       153

          Interest on mortgage acquisition financing of Riverfront Plaza in the amount of $121,800
          computed at an interest rate of 6.61%..........................................................     8,051

          Interest reduction on paydown of $30 million related to the 875 Third Avenue mortgage loan.....    (2,400)

          Interest on mortgage acquisition financing of the Prudential Center in the principal
          amount of $300,000 computed at an interest rate of 6.72%.......................................    20,160

          Interest reduction on refinancing and partial paydown of the
          Mulligan/Griffin Portfolio loans'..............................................................    (5,406)
                                                                                                           --------
          Increase in interest expense                                                                     $ 39,683
                                                                                                           ========

(G) Detail of pro forma depreciation expense is presented below for the 1997 and 1998 Acquired Properties:

                                           Purchase       Pro forma
                                            Price        Depreciation(1)
                                         -----------     ------------
1997 Acquired Properties
------------------------
280 Park Avenue                           $322,650        $ 3,355
100 East Pratt Street                      137,516          1,934
875 Third Avenue                           215,118          2,420
                                                          -------
                                                          $ 7,709
                                                          =======
1998 Acquired Properties
------------------------
Riverfront Plaza                          $174,361        $ 3,923
Mulligan/Griffin Portfolio                 257,890          5,480
Carnegie Center Portfolio                  276,000          5,175
Prudential Center                          518,982          9,731
Metropolitan Square                        179,255          3,500
                                                          -------
                                                          $27,809
                                                          =======

      (1) Represents depreciation expense on the properties which has been calculated over 40 years for the building and over the life of the lease for tenant improvements.

(H) This pro forma adjustment reflects the adjustment for the operating partnership unit holders' share of pro forma income before extraordinary items, including the distribution on the preferred units at a rate of 7.25%.